CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement on Form S-3 No. 333-192327 of Energy Transfer Equity, L.P.
(2) Registration Statement on Form S-3 No. 333-146300 of Energy Transfer Equity, L.P.
(3) Registration Statement on Form S-8 No. 333-146298 pertaining to the Employees' Savings Plan of Energy Transfer Equity, L.P.

of our report dated March 1, 2013, with respect to the consolidated financial statements of Sunoco Logistics Partners L.P., included in this Current Report (Form 8-K) of Energy Transfer Equity, L.P.

/s/Ernst & Young LLP

Philadelphia, Pennsylvania
July 10, 2014